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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): March 6, 2001

                        Price Communications Corporation
               (Exact Name of Registrant as Specified in Charter)


            New York                  1-8309            13-2991700
  (State or Other Jurisdiction     (Commission        (IRS Employer
        of Incorporation)          File Number)     Identification No.)


                              45 Rockefeller Plaza
                            New York, New York 10020
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 757-5600


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ITEM 5.  OTHER EVENTS.

      On March 6, 2001, the Board of Directors of Price Communications Corporation, a New York corporation (the "Issuer") authorized the grant, under its 1992 Long Term Incentive Plan, of 200,000 stock options to Robert Price, President and Chief Executive Officer of the Issuer and 200,000 stock options to Kim I. Pressman, Executive Vice President and Chief Financial Officer of the Issuer. The exercise price for 100,000 of the stock options granted to each of Mr. Price and Ms. Pressman will be $31.00 per share and the exercise price for the remaining 100,000 stock options will be $33.00 per share. The stock options will be fully exercisable one year from the date of grant for a period of ten years commencing on the date of grant.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 7, 2001

                              PRICE COMMUNICATIONS CORPORATION



                              By:   /s/ Robert Price
                                   -----------------------------
                                   Robert Price
                                   President




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